UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2014

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Meru Networks, Inc. (the “Company”) approved a discretionary bonus payment to the Company’s executive officers to reward 2013 performance (the “2013 Bonus”). The 2013 Bonus is in addition to any amounts previously paid to the executive officers under 2013 Management Bonus Plan (the “Bonus Plan”) that had been adopted by the Committee on January 29, 2013. The Company did not pay any bonuses under the Bonus Plan in respect of the second, third and fourth quarters or for the full year 2013. In determining to make the 2013 Bonus, the Committee considered various factors, including the 2013 revenues and 2013 Non-GAAP EBITA of the Company. The Committee did not compare these financial results against the specific targets in the Bonus Plan.

The 2013 Bonus for each executive officer consists of a mix of cash and restricted stock units (“RSUs”) to be issued under the Company’s 2010 Stock Incentive Plan. The table below shows the total amounts paid or to be paid to the named executive officers under the 2013 Bonus:

Name	2013 Bonus Cash ($)	2013 Bonus RSUs (shares)
Bami Bastani, Ph.D. President and Chief Executive Officer	$107,665.00	28,281
Brian McDonald Chief Financial and Administrative Officer	$32,988.00	8,666
Larry Vaughan Senior Vice President, Worldwide Sales and Field Operations	$77,758.00	20,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: February 18, 2014	By:	/s/ Brian McDonald
Name: Brian McDonald
Title: Chief Financial and Administrative Officer